Exhibit 99.1
Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606

Equity Commonwealth Reports Fourth Quarter and Full Year 2023 Results

Chicago – February 12, 2024 – Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter and year ended December 31, 2023.

Financial results for the quarter ended December 31, 2023
Net income attributable to common shareholders was $24.6 million, or $0.23 per diluted share, for the quarter ended December 31, 2023. This compares to net income attributable to common shareholders of $18.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended December 31, 2023, were $28.8 million, or $0.27 per diluted share. This compares to FFO for the quarter ended December 31, 2022 of $23.5 million, or $0.21 per diluted share. The following item impacted FFO for the quarter ended December 31, 2023, compared to the corresponding 2022 period:

•$0.05 per diluted share increase in interest and other income, net.

Normalized FFO was $28.3 million, or $0.26 per diluted share, for the quarter ended December 31, 2023. This compares to Normalized FFO for the quarter ended December 31, 2022 of $23.9 million, or $0.21 per diluted share. The following item impacted Normalized FFO for the quarter ended December 31, 2023, compared to the corresponding 2022 period:

•$0.05 per diluted share increase in interest and other income, net.

Same property results for the quarter ended December 31, 2023
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 81.2% leased as of December 31, 2023, compared to 80.8% as of September 30, 2023, and 82.8% as of December 31, 2022.
•The same property portfolio commenced occupancy was 80.0% as of December 31, 2023, compared to 79.9% as of September 30, 2023, and 78.7% as of December 31, 2022.
•Same property NOI decreased 2.3% when compared to the same period in 2022, primarily due to lower lease termination fees and an increase in repairs.
•Same property cash NOI decreased 12.0% when compared to the same period in 2022, primarily due to tenant turnover and an increase in free rent.
•The company entered into leases for approximately 32,000 square feet, including renewal leases for approximately 27,000 square feet and new leases for approximately 5,000 square feet.
•The GAAP rental rate on new and renewal leases was 26.4% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 7.9% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income (loss), determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from October 1, 2022 through December 31, 2023.

Financial results for the year ended December 31, 2023
Net income attributable to common shareholders was $83.2 million, or $0.75 per diluted share, for the year ended December 31, 2023. This compares to net income attributable to common shareholders of $29.3 million, or $0.26 per diluted share, for the year ended December 31, 2022. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

FFO for the year ended December 31, 2023, was $100.9 million, or $0.91 per diluted share. This compares to FFO for the year ended December 31, 2022 of $46.9 million, or $0.41 per diluted share. The following items impacted FFO for the year ended December 31, 2023, compared to the corresponding 2022 period:

•$0.61 per diluted share increase in interest income and other, net;
•$(0.06) per diluted share increase in general and administrative expenses primarily due to accelerated compensation expense related to the passing of our former chairman;
•$(0.04) per share decrease in same property NOI;
•$(0.01) per diluted share decrease in NOI from properties sold; and
•$(0.01) per diluted share increase in income tax expense.

Normalized FFO was $106.7 million, or $0.97 per diluted share, for the year ended December 31, 2023. This compares to Normalized FFO for the year ended December 31, 2022 of $47.2 million, or $0.42 per diluted share. The following items impacted Normalized FFO for the year ended December 31, 2023, compared to the corresponding 2022 period:

•$0.61 per diluted share increase in interest income and other, net;
•$(0.04) per diluted share decrease in same property cash NOI and lease termination fees;
•$(0.01) per diluted share decrease in NOI from properties sold;
•$(0.01) per diluted share increase in income tax expense; and
•$(0.01) per diluted share increase in general and administrative expenses.

As of December 31, 2023, the company’s cash and cash equivalents balance was $2.2 billion.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income (loss), determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Same property results for the year ended December 31, 2023
The company’s same property portfolio at the end of the year consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•Same property NOI decreased 11.5% when compared to the same period in 2022, primarily due to the collection of $1.9 million of a previously reserved receivable in the year ended December 31, 2022, a decrease in average commenced occupancy and an increase in pre-leasing demolition costs, partially offset by higher parking revenue.
•Same property cash NOI decreased 11.4% when compared to the same period in 2022, primarily due to the collection of the previously reserved receivable described above, a decrease in average commenced occupancy and an increase in pre-leasing demolition costs, partially offset by higher parking revenue.
•Excluding the collection of the previously reserved receivable, same property NOI and same property cash NOI decreased 6.7% and 6.5%, respectively, when compared to the same period in 2022.
•The company entered into leases for approximately 214,000 square feet, including renewal leases for approximately 157,000 square feet and new leases for approximately 57,000 square feet.
•The GAAP rental rate on new and renewal leases was 13.7% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 1.6% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income (loss), determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the year included properties continuously owned from January 1, 2022 through December 31, 2023.

Significant events during the year ended December 31, 2023
•On February 13, 2023, the company declared a special, one-time cash distribution of $4.25 per common share, which was paid on March 9, 2023 to shareholders of record on February 23, 2023.
•On May 19, 2023, the Board of Trustees appointed David Helfand to serve as the Chair of the Board of Trustees following the passing of our former Chairman, Sam Zell, on May 18, 2023. The Board of Trustees also reduced its size from 8 to 7 trustees.
•On June 13, 2023, the Board of Trustees authorized the repurchase of up to $150 million of our outstanding common shares from July 1, 2023 through June 30, 2024, under the company’s existing share repurchase program.
•During the year ended December 31, 2023, the company repurchased 3,018,411 of its common shares at a weighted average price of $18.78 per share, for a total investment of $56.7 million. The company has $93.3 million of remaining authorization available under its share repurchase program, as of February 12, 2024.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss fourth quarter and full year results on Tuesday, February 13, 2023, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Full Year 2023 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
ASSETS	2023	2022
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	367,827	364,063
	411,887	408,123
Accumulated depreciation	(180,535)	(169,530)
	231,352	238,593
Cash and cash equivalents	2,160,535	2,582,222
Rents receivable	15,737	16,009
Other assets, net	17,417	18,061
Total assets	$2,425,041	$2,854,885

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$27,298	$25,935
Rent collected in advance	1,990	2,355
Distributions payable	5,640	2,863
Total liabilities	$34,928	$31,153

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 106,847,438 and 109,428,252 shares issued and outstanding, respectively	1,068	1,094
Additional paid in capital	3,935,873	3,979,566
Cumulative net income	3,926,979	3,835,815
Cumulative common distributions	(4,864,440)	(4,393,522)
Cumulative preferred distributions	(733,676)	(725,688)
Total shareholders’ equity	2,385,067	2,816,528
Noncontrolling interest	5,046	7,204
Total equity	$2,390,113	$2,823,732
Total liabilities and equity	$2,425,041	$2,854,885

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Rental revenue	$13,824	$14,628	$55,336	$58,763
Other revenue (1)	1,322	1,159	5,188	4,377
Total revenues	$15,146	$15,787	$60,524	$63,140

Expenses:
Operating expenses	$6,542	$6,986	$27,462	$24,184
Depreciation and amortization	4,184	4,634	17,444	17,810
General and administrative	7,504	7,137	36,974	30,378
Total expenses	$18,230	$18,757	$81,880	$72,372

Interest and other income, net	29,670	24,263	114,667	46,945
Gain on sale of properties, net	—	7	—	97
Income before income taxes	26,586	21,300	93,311	37,810
Income tax benefit (expense)	40	(372)	(1,866)	(453)
Net income	$26,626	$20,928	$91,445	$37,357
Net income attributable to noncontrolling interest	(77)	(53)	(281)	(94)
Net income attributable to Equity Commonwealth	$26,549	$20,875	$91,164	$37,263
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
Net income attributable to Equity Commonwealth common shareholders	$24,552	$18,878	$83,176	$29,275

Weighted average common shares outstanding — basic (2)	106,905	109,695	108,841	111,674
Weighted average common shares outstanding — diluted (2)(3)	108,015	111,171	110,185	112,825

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.23	$0.17	$0.76	$0.26
Diluted	$0.23	$0.17	$0.75	$0.26

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended December 31, 2023 and 2022 includes 131 and 86 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the year ended December 31, 2023 and 2022 includes 127 and 105 unvested, earned RSUs, respectively.
(3)	As of December 31, 2023, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 4,032 common shares as of December 31, 2023 and 3,365 common shares as of December 31, 2022. The series D preferred shares are antidilutive for GAAP EPS for the three months and years ended December 31, 2023 and 2022.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Calculation of FFO
Net income	$26,626	$20,928	$91,445	$37,357
Real estate depreciation and amortization	4,178	4,594	17,409	17,652
Gain on sale of properties, net	—	(7)	—	(97)
FFO attributable to Equity Commonwealth	30,804	25,515	108,854	54,912
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
FFO attributable to EQC common shareholders and unitholders	$28,807	$23,518	$100,866	$46,924

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$28,807	$23,518	$100,866	$46,924
Straight-line rent adjustments	(538)	389	(93)	238
Former chairman accelerated compensation expense	—	—	5,957	—
Normalized FFO attributable to EQC common shareholders and unitholders	$28,269	$23,907	$106,730	$47,162

Weighted average common shares and units outstanding -- basic (1)	107,205	109,975	109,176	111,950
Weighted average common shares and units outstanding -- diluted (1)	108,315	111,451	110,520	113,101
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.27	$0.21	$0.92	$0.42
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.27	$0.21	$0.91	$0.41
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.26	$0.22	$0.98	$0.42
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.26	$0.21	$0.97	$0.42

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended December 31, 2023 and 2022 include 300 and 280 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the year ended December 31, 2023 and 2022 include 335 and 276 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$13,824	$13,928	$13,358	$14,226	$14,628
Other revenue (1)	1,322	1,284	1,232	1,350	1,159
Operating expenses	(6,542)	(6,722)	(6,942)	(7,256)	(6,986)
NOI	$8,604	$8,490	$7,648	$8,320	$8,801
Straight-line rent adjustments	(538)	(107)	273	279	389
Lease termination fees	(630)	(173)	(33)	(177)	(743)
Cash Basis NOI	$7,436	$8,210	$7,888	$8,422	$8,447
Cash Basis NOI from non-same properties (2)	7	(5)	(4)	(4)	14
Same Property Cash Basis NOI	$7,443	$8,205	$7,884	$8,418	$8,461
Non-cash rental income and lease termination fees from same properties	1,168	280	(240)	(102)	354
Same Property NOI	$8,611	$8,485	$7,644	$8,316	$8,815

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$8,611	$8,485	$7,644	$8,316	$8,815
Non-cash rental income and lease termination fees from same properties	(1,168)	(280)	240	102	(354)
Same Property Cash Basis NOI	$7,443	$8,205	$7,884	$8,418	$8,461
Cash Basis NOI from non-same properties (2)	(7)	5	4	4	(14)
Cash Basis NOI	$7,436	$8,210	$7,888	$8,422	$8,447
Straight-line rent adjustments	538	107	(273)	(279)	(389)
Lease termination fees	630	173	33	177	743
NOI	$8,604	$8,490	$7,648	$8,320	$8,801
Depreciation and amortization	(4,184)	(4,436)	(4,514)	(4,310)	(4,634)
General and administrative	(7,504)	(7,061)	(13,854)	(8,555)	(7,137)
Interest and other income, net	29,670	29,269	27,352	28,376	24,263
Gain on sale of properties, net	—	—	—	—	7
Income before income taxes	$26,586	$26,262	$16,632	$23,831	$21,300
Income tax benefit (expense)	40	(30)	(796)	(1,080)	(372)
Net income	$26,626	$26,232	$15,836	$22,751	$20,928

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Year Ended December 31,
	2023	2022
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$55,336	$58,763
Other revenue (1)	5,188	4,377
Operating expenses	(27,462)	(24,184)
NOI	$33,062	$38,956
Straight-line rent adjustments	(93)	238
Lease termination fees	(1,013)	(1,504)
Cash Basis NOI	$31,956	$37,690
Cash Basis NOI from non-same properties (2)	(6)	(1,610)
Same Property Cash Basis NOI	$31,950	$36,080
Non-cash rental income and lease termination fees from same properties	1,106	1,266
Same Property NOI	$33,056	$37,346

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$33,056	$37,346
Non-cash rental income and lease termination fees from same properties	(1,106)	(1,266)
Same Property Cash Basis NOI	$31,950	$36,080
Cash Basis NOI from non-same properties (2)	6	1,610
Cash Basis NOI	$31,956	$37,690
Straight-line rent adjustments	93	(238)
Lease termination fees	1,013	1,504
NOI	$33,062	$38,956
Depreciation and amortization	(17,444)	(17,810)
General and administrative	(36,974)	(30,378)
Interest and other income, net	114,667	46,945
Gain on sale of properties, net	—	97
Income before income taxes	$93,311	$37,810
Income tax expense	(1,866)	(453)
Net income	$91,445	$37,357

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2022 through December 31, 2023. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2022 through December 31, 2023. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.